UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): January 30, 2026

FIRST KEYSTONE CORPORATION (Exact name of registrant as specified in its Charter)

PENNSYLVANIA	000-21344	23-2249083
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 752-3671

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	FKYS	OTCID

EXPLANATORY NOTE

On January 30, 2026, First Keystone Corporation (the “Corporation”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report Corporation’s unaudited financial results at and for the quarter and year ended December 31, 2025. The Corporation is now filing this Amendment to the Original Form 8-K in order to amend the financial information furnished in Exhibit 99.1 to the Original Form 8-K to give effect to adjustments to the Corporation’s allowance for credit losses and related entries made subsequent to year-end.

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 30, 2026, the Corporation filed the Original Form 8-K in which it furnished a copy of a press release announcing the Corporation’s unaudited financial results at and for the quarter and year ended December 31, 2025 (the “Original Press Release”). The Corporation is now filing this Amendment to furnish a revised press release (the “Revised Press Release”) to give effect to adjustments to the Corporation’s allowance for credit losses and related entries made subsequent to 2025 year-end.

The Original Press Release reported total interest income of $5,843,000, an increase of 8.2% from 2024 year-end. The Revised Press Release reports total interest income of $5,777,000, an increase of 8.1% from December 31, 2024.

The Original Press Release reported the provision for credit losses at an increase of $1,273,000 as compared to the year ended December 31, 2024 mainly due to a large charge-off that was completed during the fourth quarter of 2025. The Revised Press Release reports the provision for credit losses at an increase of $3,601,000 as compared to December 31, 2024 mainly due to two larger charge-offs and the movement to non-accrual of a significant commercial real estate loan completed during the fourth quarter of 2025.

The Original Press Release reported non-interest income at an increase of $627,000 or 9.4% from December 31, 2024. The Revised Press Release reports non-interest income at an increase of $626,000 or 9.3% from 2024 year-end.

The Original Press Release reported non-interest expense at a decrease of $16,678,000 or 32.8% from 2024. The Revised Press Release reports non-interest expense at a decrease of $16,670,000 or 33.0% from 2024 year-end.

The Original Press Release reported income tax expense increasing $645,000 during the year ended December 31, 2025. The Revised Press Release reports income tax expense increasing $252,000 during the year ended December 31, 2025.

The Original Press Release reported net income of $7,622,000 for the year ended December 31, 2025 or $1.22 per share, an increase of $20,825,000 from 2024 year-end. The Revised Press Release reports net income of $6,152,000 for the year ended December 31, 2025 or $0.99 per share, an increase of $19,355,000 from 2024 year-end.

The Original Press Release reported total assets of $1,532,439,000, an increase of $103,856,000 or 7.3% from December 31, 2024. The Revised Press Release reports total assets of $1,530,977,000, an increase of $102,394,000 or 7.2% from December 31, 2024.

The Original Press Release reported total stockholders’ equity as increasing $7,748,000 or 7.3% from December 31, 2024 mainly due to an improvement of $6,177,000 in accumulated other comprehensive loss as a result of market value improvement in the current interest rate environment and a $649,000 increase in retained earnings. The Revised Press Release reports total stockholders’ equity as increasing $6,278,000 or 5.9% from December 31, 2024 mainly due to an improvement of $6,177,000 in accumulated other comprehensive loss as a result of market value improvement in the current interest rate environment.

The Revised Press Release is attached as Exhibit 99.1 to this report and incorporated herein by reference. The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of First Keystone Corporation dated March 30, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

By:	/s/ Jack W. Jones
Jack W. Jones
President and CEO

Date: March 30, 2026